Exhibit 32

                   CERTIFICATION ACCOMPANYING FORM 10-Q REPORT
                                       OF
                                 XL CAPITAL LTD

            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
              (CHAPTER 63, TITLE 18 U.S.C. SS.SS. 1350(a) AND (b))

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. ss.ss. 1350(a) and (b)), each of the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended June 30, 2004 of XL Capital Ltd (the "Company") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2004


/s/ BRIAN M. O'HARA
------------------------------
Brian M. O'Hara
President and Chief Executive Officer
XL Capital Ltd







Dated: August 9, 2004


/s/ JERRY DE ST. PAER
--------------------------------
Jerry de St. Paer
Executive Vice President and Chief Financial Officer
XL Capital Ltd







A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to XL Capital Ltd and will be retained by XL Capital Ltd and furnished to the Securities and Exchange Commission or its staff upon request.